UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

AZUR HOLDINGS, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-25824	13-3337553
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

101 NE 3rd Avenue, Suite 1220, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   954-763-1515

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2006, we entered into an Agreement dated as of August 4, 2006 and effective as of July 28, 2006 (the “Purchase Agreement”) with Azur Shell Landing II, LLC, a Mississippi limited liability company (“ASLD II”), Azur Shell Landing Resort, Inc., a Mississippi corporation of which we own 75% of the outstanding capital stock (“ASLR”), Azur International, Inc., a Nevada corporation which owns approximately 87.4% of our outstanding capital stock (“AII”), and Forsythe Partners, LLC, a Mississippi limited liability company (“Forsythe”).

Under the Purchase Agreement ASLD II and ASLR have agreed to transfer all of their respective ownership interests with respect to certain property within the Shell Landing Development in Gautier, Mississippi to a Mississippi limited liability company to be formed and called The Islands at Shell Landing, LLC (“Islands LLC”). We shall have a 16-2/3% membership interest in the Islands LLC and Forsythe shall have a 50% membership interest in such company. In addition, each of the Crawford Family Limited Partnership, a Mississippi limited partnership (“Crawford FLP”) and Naranjo Family Limited Partnership, a Florida limited partnership (“Naranjo FLP”), shall own a 16-2/3% membership interest in Islands LLC. Crawford FLP and Naranjo FLP each currently own a 50% membership interest in ASLD II and Carl Crawford owns 25% of the outstanding capital stock of ASLR and is the President of ASLR and an officer of one other of our subsidiaries.

The property to be transferred is a tract of land upon which a condominium project to be known as “The Islands at Shell Landing” is to be constructed (the “Condo Site”). For its 50% interest in Islands, LLC, Forsythe has agreed to make an aggregate of $3,100,000 in payments, including an aggregate of $2,390,000 to holders of certain liens on the Condo Site, $320,000 to ASLD II, $230,000 to ASLR and $160,000 to us. Forsythe has also agreed to assume all responsibility and obligations to develop no less than 126 luxury apartment units on the Condo Site. In addition, Forsythe has paid to ASLR $100,000, which amount is non-refundable, even if the Purchase Agreement is not consummated.

The parties have agreed that the Purchase Agreement shall be closed not later than September 1, 2006 subject to the right of Forsythe to extend such closing date until not later than September 25, 2006 upon the payment by Forsythe to ASLR of an additional $100,000 payment, which would not be credited against the purchase price.

On August 9, 2006 we issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description of Exhibit

10.1	Agreement, dated as of August 4, 2006 between us, ASLD II, ASLR, AII and Forsythe

99.1	Press release, dated August 9, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZUR HOLDINGS, INC.

August 10, 2006	By:	/s/ Donald Winfrey
Donald Winfrey President